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                                    SUPERGEN, INC.

                                                                    Exhibit 11.1

                     Statement re: computation of per share loss


                                Three Months Ended         Six Months Ended
                                     June 30,                  June 30,
                                1996         1995         1996         1995


Net Loss                     ($1,394,652)  ($907,902) ($2,553,612) ($2,045,937)
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Weighted average number
of shares of Common Stock
outstanding                  16,754,705   12,250,451   15,030,895   12,157,500


Shares related to SAB
Nos. 64 and 83                               165,466                   165,466
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Total weighted average
number of shares of
Common Stock outstanding     16,754,705   12,415,917   15,030,895   12,322,966
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Net Loss per Share               ($0.08)      ($0.07)      ($0.17)      ($0.17)
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